                                 EXHIBIT (d)(5)
                            NORTHWESTERN MUTUAL LIFE
                            720 EAST WISCONSIN AVENUE
                           MILWAUKEE, WISCONSIN 53202

(OWNER'S NAME)                                  (DATE THAT THE POLICY IS ISSUED)

(OWNER'S ADDRESS)                               RE: [POLICY NUMBER, INSURED'S
                                                     NAME, PLAN NAME (other than
                                                     single premium)]

                          NOTICE OF CANCELLATION RIGHT

In order to comply with the laws administered by the Securities and Exchange Commission, we are sending you this notice. Please read it carefully.

You have recently purchased a variable life insurance policy from Northwestern Mutual Life. The benefits of this policy depend on the investment experience of Northwestern Mutual Variable Life Account. The prospectus that was given to you at the time of sale describes the Account and gives an illustration reflecting various investment performances.

You have the right to examine and cancel this policy. Upon its return, you are entitled to a full refund of all premiums paid. The cancellation deadline-line is the latter of:

         1.       10 days after you have received the policy.
         2.       45 days from the date you completed the application.
         3.       10 days after receipt of this Notice.

In determined whether or not to exercise your right, you should consider, along with other factors, the projected cost and your ability to make the scheduled premium payments as stated in your policy. Please consult and review the prospectus you have received. The prospectus describes the deductions from premiums before amounts are allocated to the Account mentioned above. These are:

         -  Annual administrative fee of $35.

         - The following are percentages of the basic premiums, as specified in your prospectus:

                      A deduction for sales load of not more than 30% in the first year, 10% in policy years 2 through 4, and 7% in policy years 5 and later.

                      A risk charge of 1 1/2% to guarantee the minimum death benefit.

                      A deduction of 2% for state premium tax.

         - A deduction of $5 per $1,000 of insurance in the first policy year for costs of processing applications, medical examination, determining insurability and establishing records.

If you decide to cancel your policy, complete the form on the reverse side and return it along with your policy. The postmark of the returned policy must be on or before the deadline described above.

                VARIABLE LIFE INSURANCE CANCELLATION INSTRUCTIONS
                              Please read carefully

If after reading the Notice of Cancellation Right on the reverse side you decide to return your policy for cancellation you must:

         1.       Sign and date the bottom portion of this form.

         2.       Mail this notice together with your policy to:

                           Northwestern Mutual Life
                           New Business Department
                           720 East Wisconsin Avenue
                           Milwaukee, Wisconsin 53202

         3. The postmark of the envelope must be on or before the latest date permitted for cancellation as described on the reverse side.

         4. Please check the box at the bottom if you have not yet received your policy when mailing this form.

--------------------------------------------------------------------------------

              TO BE FILLED OUT BY OWNER IF CANCELLATION IS DESIRED

To:      Northwestern Mutual Life
         New Business Department

Pursuant to the terms of the Notice of Cancellation Right printed on the reverse side of these instructions, I hereby return the policy numbered below for cancellation and request full refund of the premium paid. I release Northwestern Mutual Life from any claims in connection with the sale or issuance of this policy, and acknowledge that Northwestern Mutual Life's only liability is the refund of the premium paid for the policy.

-----------------------------                    -------------------------------
Date                                             Signature of Policy Owner


                                                 -------------------------------
                                                 Policy Number

                                                 -------------------------------
                                                 Name of Insured
                                                 (if other than Owner)

_______ I have not yet received the policy. Should it be received, I will return it to Northwestern Mutual Life.